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                                                                    EXHIBIT 99.2

CONFERENCE CALL TRANSCRIPT

ARRS - Q4 2005 ARRIS GROUP, INC. EARNINGS CONFERENCE CALL

EVENT DATE/TIME: FEB. 09. 2006 / 8:30AM ET


(C) 2006 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

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Feb. 09. 2006/8:30AM, ARRS - Q4 2005 ARRIS Group, Inc. Earnings Conference Call

CORPORATE PARTICIPANTS

JIM BAUER
ARRIS Group, Inc. - IR

BOB STANZIONE
ARRIS Group, Inc. - Chairman, CEO

DAVE POTTS
ARRIS Group, Inc. - EVP, CFO

JIM LAKIN
ARRIS Group, Inc. - President, ARRIS Broadband

PRESENTATION

OPERATOR

At this time, I'd like to welcome everyone to the ARRIS Group fourth quarter and full year 2005 earnings conference call. [OPERATOR INSTRUCTIONS] It is now my pleasure to turn the floor over to your host, Jim Bauer.

JIM BAUER - ARRIS GROUP, INC. - IR

Thank you. Well, first, let me welcome all of the call participants to the ARRIS conference call with our management team. This morning, we will discuss our preliminary and unaudited fourth quarter and full year 2005 financial results, which, you know, we released after the close of markets yesterday. I'm Jim Bauer and I will be moderating today's call. With us here at the ARRIS headquarters this morning are Bob Stanzione, ARRIS Chairman and CEO; Dave Potts, Executive Vice President and Chief Financial Officer; Larry Margolis, ARRIS Executive Vice President of Strategic Planning and Administration, and Chief Counsel; and Jim Lakin, our President of the ARRIS Broadband Group. There will be a replay of this entire call available on a 24-hour basis, as usual, at (877)519-4471 with pin number 654-8282 through next Tuesday. In addition, of course, there will be a replay of the call on our corporate website for the next 12 months.

Well, before we begin, I'd like to point out that during the call we will be making or we may be called to make some forward-looking statements, including statements regarding matters such as our outlook and expectations for the industry in general, estimated revenue and earnings for the first quarter of 2006, anticipated gross margin and other financial performance metrics. The timing and introduction of certain new products and technologies, spending patterns for some of our largest customers and the outlook for future overall financial results. It is important to note that actual results may differ materially from those suggested by any forward-looking statement, which we may be -- may make today during the call. For any further information in this regard and for specific examples of risks that could cause actual results to differ materially, please see our recent filings with the SEC.

Well, before we start the call, let me also note that we may present material on this call that could be considered non-GAAP financial information. And for any reconciliation of such non-GAAP financial information to the most directly comparable GAAP financial measures, please refer to the information on our corporate website under the heading non-GAAP reconciliations. Well, Bob, Dave, and Jim are now going to provide some brief comments on our release. After which, we will open up for questions and answers in the remaining time. With that, let me turn it over to Bob Stanzione.

BOB STANZIONE - ARRIS GROUP, INC. - CHAIRMAN, CEO

Thanks, Jim and good morning, everyone. Thanks for being on the call this morning. Let me open the call by saying that I'm really pleased with the outstanding progress that we've made during the past year. We exceeded all of our goals and the men and women of ARRIS really delivered a great performance in '05. Sales were up 39% year-over-year as we won a larger share of the overall CapEx in the industry. We brought winning products to the market and our development pipeline is full of new ones for release this year. Profits were up by a large amount in '05 reflecting the strong performance of ARRIS products in the market. Our tight management of expenses and our successful record of designing and manufacturing highly-reliable and feature-rich products at low cost.


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Feb. 09. 2006/8:30AM, ARRS - Q4 2005 ARRIS Group, Inc. Earnings Conference Call

At the same time, we earned a healthy amount of cash from operations. Again reflecting an intense effort to continuously improve operational metrics and effectively manage our assets. As you know, we entered the year with considerable debt and exited the year with none. Net income in the last two quarters were the highest in the Company's history. And as you can see, the fourth quarter cash generation of 35 million was just superb. All of this sets us up for a great 2006. We entered the year with more than double the backlog we had a year ago. Also, the environment that we're operating in is better than it's been in many, many years. Bandwidth competition and increasing traffic from IP video downloads continue to drive our successful CMTS business. The fight between the telcos and cable operators to win end customers with bundles of service is escalating and driving up the demand for our Voice over IP products.

It's hard to miss the almost daily announcements of new service launches. Liberty Bongo, Google video, ABC, or CBS, or MTV offering downloads of their most popular shows. And cable operators offering digital voice services in one new community after another. All of these services require more of the products that ARRIS has. And as I've said, we have a healthy lineup of new ones on the way. We've already begun to ship an entirely new line of the MTAs, the 500 series. We're introducing multi-live units aimed at the large MDU market. A wireless home Gateway, a DS1 circuit emulation modem to address small businesses and a new wide band modem capable of delivering over 100 megabits per second of download speeds. On the CMTS front we've introduced features such as FlexPath channel bonding for high-speed downloads using the current C4 CMTS platform and as the year progresses, we will be adding modular CMTS and DOCSIS 3.0 functionality. Jim Lakin is going to explain these more fully in a moment and will also comment on some very important late-breaking customer news.

Another item I want to address this morning is the so-called EMTA inventory issue. Again, Jim's going to elaborate, but let me say definitively, it's over. Recall what we said on our last call. First, we got more output in late Q3 than we expected as we caught up with demand. And second, we expected customers would tighten inventory levels at year-end. And therefore we thought demand would bounce back quickly. Well, it has. As I've said before, this is not necessarily a smooth business when looked upon on a quarterly basis. However, in the long run, we're in great shape.

In closing, I want to outline some of our goals for 2006 and beyond. First, we want to continue to grow top line faster than industry CapEx. We believe we're in the sweet spot for spending and our focus this year, as it was last year, is to win a larger share of that CapEx. Next we want to lead the market with new product and feature innovations in both the CPE and network technology areas. We'll continue to invest aggressively to bring highly-reliable, feature-rich and cost-effective products to the market.

Next, we'll continue to diversify our customer base. We see opportunities with new international customers and even see new opportunities in North America, in spite of the consolidating marketplace. We'll continue to focus on improving operational metrics, inventory turns, DSOs, product quality and productivity in general and finally, we expect to increase cash from operations. And now that we've exceeded our 8 to 10% operating margin goal for the second half of '05, we will try to stay at or above the high end of that range. All in all, I see 2006 as another year of growth. The environment certainly improved and we've positioned ourselves well within it. Now Dave Potts will go through the numbers.

DAVE POTTS - ARRIS GROUP, INC. - EVP, CFO

Thanks, Bob and thank you all for joining us this morning. Let me start by saying I'm very pleased to report spectacular Q4 and full-year 2005 results. Some major highlights, revenues were $181.3 million in Q4 and as we expected, were down from the third quarter of 2005. For the full year, revenues were $680.4 million, and compared to $490 million in 2004, up approximately 39%. Gross margins were 31.9%, up from our third quarter level of 27.4%, reflecting several factors I will touch on in a moment. We posted GAAP income of $0.20 per share in the fourth quarter. Excluding stock compensation expense, certain changes in estimates related to restructuring reserves and amortization of intangibles, which are, of course, non-GAAP measures. Our EPS was income of $0.24 per share. We've attached a reconciliation of our U.S. GAAP EPS to our non-GAAP EPS to the press release and it is also available on our website.

We ended the fourth quarter with approximately $129 million of cash, cash equivalents, and short-term investments, up $36 million from the third quarter 2005 level of $94 million. We generated approximately $35 million of cash from operating activities in the fourth quarter. We ended Q4 with an order backlog of approximately $166 million, down $5 million from the Q3 2005 level, but up $91 million from the end of 2004. Our book-to-bill ratio was 0.97 in Q4 and compares to 1.02 in the third quarter of 2005.

Let's review some of the details. Again, revenues were $181.3 million in the quarter, which, again, as we expected, were down $19.6 million or 10% from the third quarter of 2005. The reduction reflects a decrease of purchases of our EMTAs as customers adjusted their inventory positions in Q4. Jim Lakin will comment more on this in a moment. Fourth quarter 2005 revenues were up $51.9 million or 40% from the fourth quarter of

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Feb. 09. 2006/8:30AM, ARRS - Q4 2005 ARRIS Group, Inc. Earnings Conference Call

2004, while full-year revenues were $680.4 million, up 190.4 million or 38.8% as compared to the full year 2004. The year-over-year increases reflect the growth in the VoIP market and certainly our success in it.

Sales of our broadband products were $92.9 million in Q4 and compare to 81.3 million and 77.7 million in Q3, 2005. And Q4, 2004 respectively. The increases from Q3 reflect higher sales of both our CBR and CMTS products. For the full year 2005, broadband sales were 315.1 million, compare to 300.2 million in 2004. Sales of our supplies and CPE products in Q4, 2005, which includes the MPAs and cable modems, were $88.4 million, and compare to 119.7 million and 51.7 million in the third quarter 2005 and the fourth quarter 2004 respectively. For the full year, supplies and CPE sales were 365.3 million, compared to 189.8 million for 2004, essentially doubling year-over-year.

Now let me turn to ARRIS sales to our 10% customers. In the fourth quarter 2005, sales to Comcast were $57.2 million, up from $50.4 million in Q3. Sales to Cox were $28.4 million, down from $34.0 million in Q3. Sales to Time Warner were
11.8 million, down from the Q3 level of 23.2. Sales to Liberty Global were 25.3 million, down from the Q3 level of 26.7 million. Total international sales were
52.3 million in the fourth quarter and compare to 52.4 million in the third quarter of 2005 and 42.3 million in the fourth quarter of 2004. Our backlog at the end of the fourth quarter was 166.5 million, down 4.8 million from the 171.2 million level at the end of Q3, but up 90.9 million from the end of 2004. Bookings were $176.6 million in Q4 as compared to $205.4 million in the third quarter. Our book-to-bill ratio was 0.97 in Q4 as compared to 1.02 in Q3.

Let's turn to the income statement. On a GAAP basis, our net income for the fourth quarter was $22 million, or $0.20 per share and compares to a profit of
18.8 million or $0.18 per share in the third quarter 2005, and a loss of $600,000 or $0.01 per share in the fourth quarter of 2004. The fourth quarter 2005 GAAP income includes a charge of $2.6 million or $0.02 per share, related to noncash stock compensation expense as we adopted the provisions of SFAS 123R. As we previously announced, we chose to early adopt 123R in the third quarter. You will note that we've adjusted our historic figures and our GAAP to non-GAAP reconciliation attached to our press release to highlight noncash compensation costs previously recorded in our P&L under the former rules. Our Q4 net income also includes amortization of intangibles related to past acquisitions of about $200,000 and adjustments to restructuring reserves related to real estate leases of about $900,000. The sum of these two items is about $0.01 per share. Excluding these items, our profit was $25.6 million or $0.24 per share in the fourth quarter.

Let me touch on some of the specific lines. First, gross margin, in the fourth quarter, our overall gross margin was 31.9%, up from both the Q3, 2005 level of 27.4% and the Q4, 2004 level of 26.1%. Our gross margins in our supplies and CPE product category declined in Q4, reflecting some pricing actions. In Q4, they were 119.9% as compared to 22.2% in Q3. In our broadband product category, we saw an increase in gross margins. They were 43.3% in Q4 as compared to 34.9% in Q3. Several factors led to this favorable performance. First, our cost reduction plans continue to be on track and we achieved product cost reductions quarter-over-quarter. Second, as we mentioned on our Q3 call, we recorded inventory reserves of over $2 million in Q3, which did not repeat in Q4. Lastly, we also had a favorable product mix within the broadband category in Q4.

Next, operating expenses. In Q4, our R&D expense was $15 million as compared to $16 million in Q3. Overall operating expenses including selling, general, R&D, and administrative expenses were $36.7 million in Q4, in line with the expense range we provided in October. This compares to $36.3 million in Q3, 2005. It should be noted that operating expenses included noncash stock compensation expense of $2.4 million in Q4, as compared to $2.5 million in Q3. Q4, 2005 operating expenses also included the $900,000 charge to increase restructuring reserves due to changes in estimates related to real estate lease obligations I mentioned a moment ago.

Turning to the balance sheet, let me provide some highlights. At the end of the fourth quarter, we had approximately $129 million of cash, cash equivalents, and short-term investments, up $35 million, from the $94 million level at the end of the third quarter. Cash provided by operating activities in the fourth quarter was $34.6 million. It should be noted that we generated $27.3 million from the earnings elements of our cash flow in Q4. We are obviously very pleased with our cash generation in quarter. Inventory ended Q4 at $113.9 million with turns of
4.8. This compares to $90.1 million and 6.8 turns at the end of Q3. The increase relates to more EMTAs on hand as our customers adjusted their inventory levels. Lastly, DSOs were 45 days in Q4 and compared to 42 days in Q3.

Let's turn to guidance. We continue to limit our guidance to the current quarter. At this point, we anticipate that revenues for Q1, 2006 will be in the range of 185 to $200 million. We are forecasting overall gross margins to be in the range of 27 to 29% in the first quarter. We do anticipate a change in product mix and we are also planning for some price reductions, which Jim will comment on in a moment. With respect to operating expenses, we anticipate being in the range of 33 to $36 million.

For clarity, our operating expense includes approximately $2.1 million of noncash stock compensation expense. From an earnings perspective, we anticipate GAAP income to be in the $0.17 to $0.21 per share range in the first quarter. That includes a $0.02 per share expense for stock


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Feb. 09. 2006/8:30AM, ARRS - Q4 2005 ARRIS Group, Inc. Earnings Conference Call

compensation expense and amortization of intangibles. And lastly for clarity, we're assuming a weighted average share base of approximately 108 million shares. So, that concludes my remarks for now. Let me turn it over to Jim Lakin.

JIM LAKIN - ARRIS GROUP, INC. - PRESIDENT, ARRIS BROADBAND

Thanks, Dave. I'm happy to report today the continuing success and strong demand that ARRIS is experiencing across both our existing and our new product lines. Our CMTS and high-speed data products continue to do well in domestic and international markets. With increases over the third quarter and over the same quarter last year. Initial reaction to our D5 digital multimedia termination system and our FlexPath wide band feature has been very positive. At the same time, our CBR telephony product line appears to have legs for several more quarters.

As we mentioned in our guidance for Q4, demand for our EMTAs in Q4 was down from Q3 levels as our customers deployed from their inventories. Unit sales for the fourth quarter were 581,000 units. This is still 3.4 times the level we saw in the fourth quarter of 2004 and the second highest quarter we have ever had. We are aware that there has been some concern in the market over the disparity between the number of units shipped and the number deployed. We believe that faced with the limited supply and long lead times in 2005, our customer stockpiled units, in advance of launching service, as our capacity caught up to demand and our lead time shortened, we saw a reduction in orders for EMTAs in the fourth quarter as our customers adjusted their year-end inventory levels.

In the last few weeks of the fourth quarter and continuing into the first quarter of 2006, we have seen a steady rise in demand as these customer inventories have been drawn down. We anticipate that EMTA unit volumes in the first quarter of '06 will once again approach or exceed third quarter '05 levels. Our top EMTA customers in the fourth quarter were Charter, Comcast, Cox, Telenet, Time Warner and Videotron. New customers for EMTAs added during the quarter included Cablemas and CNA in Mexico, Ortel, a service provider in India, and TVTel in Portugal.

We released the 500 series Touchstone products in the fourth quarter, having already received DOCSIS 2.0 and EuroDOCSIS 2.0 certification of the products in the third quarter. This next generation product line incorporates more integrated components and takes better advantage of the scalable production techniques to further reduce product cost. The 500 series products are being well-received by most of our customers. One large customer, however, has requested that we integrate the 500 series electronics with our 400 series battery to ease their battery replacement process. We expect to implement this version of our 500 series unit by Q3, 2006. In the interim, we will continue shipping 400 series units to this customer at somewhat reduced margins. It is important for you to note that we will continue to innovate in the AMTA product line to maintain differentiation from our competitors with such advanced features as loop diagnostics, modem relay and remote monitoring of voice quality metrics.

And now for some -- a piece of late-breaking news. We have just agreed to a new two-year contract with Comcast for the purchase of our EMTA equipment. Which includes a minimum purchase commitment of 1.2 million units. ARRIS and Comcast have been working closely over the last three years to develop an optimal set of the MTA specifications, that enable the Comcast digital voice service. ARRIS is extremely pleased to be a part of the Comcast digital voice initiative with the C4 CMTS and the Touchstone EMTA product lines, extending Comcast voice-over cable leadership, dating back to 1998. Other exciting new CPE products currently under development are 12 line MTA, our FlexPath 100 megabit wide band cable modem, a wireless EMTA home Gateway and a DS1 circuit emulation modem. The multiline MTA will allow our customers to cost effective -- to offer cost-effective Voice over IP services to apartment dwellers and small office complex. It is already in high demand from our customers.

The FlexPath 100 megabit cable modem will dovetail with our FlexPath 100 megabit feature on the C4 CMTS. FlexPath will allow cable operators to compete favorably against Telco fiber to the Premise services. Lab evaluation units of the multiline MTA have already been provided to customers this quarter and full production is expected in second quarter. Prototypes of the wide band modem are in trials and with more planned. Lab evaluation units of the production version will be available during the first quarter and full production is expected in the second quarter. The wireless EMTA home Gateway enables the installation of a single product to support both Voice over IP and wireless high-speed data access. The DS1 circuit emulation modem provides T1 services over a DOCSIS high-speed data channel. T1 services interconnect Legacy commercial PBXs with the public telephone network and provide back haul for cellular traffic.

Our CMTS business also continues to grow at a healthy pace and we expect it to continue to do so. We shipped 3,805 downstreams, up 33% from Q3 and 64% more than the same quarter in 2004. Major customers for our CMTS products in Q4 included CableVision Argentina, Cablemas in Mexico, Charter, Comcast, Insight, and Liberty Global. New customers included Midiate a Japanese operator affiliated with Liberty Global and Telemedia S.A. in Mexico. Of particular note is the continuing increase in CMTS shipments to Comcast as they increased the number of Cadant C4 high density cable access models deployed to support increases in bandwidth for subscriber. This is reflective of the increasing the aggressive


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Feb. 09. 2006/8:30AM, ARRS - Q4 2005 ARRIS Group, Inc. Earnings Conference Call

bandwidth war being waged between the cable operators and the telecos and the major expansion in network traffic fueled by subscriber demand for such services as music and video downloads. As an example, Comcast now offers basic 6 megabit service and enhanced 8 megabit service. And we are testing a 16 megabit service for several of our customers and we've heard plans of two operators who intend to offer a 30 megabit premium service.

It is important to remember that as downstream bandwidth for subscriber goes up, the number of subscribers that can be served by a single cable access module goes down somewhat proportionally. This trend portends to a continued demand for our CMTS products to fuel the continuing competition with the telecos.

ARRIS continues its wideband trial activity. Our trial at Hanaro in Korea is ongoing and we have just completed a successful 100 megabit lab trial with a large European MSO that historically has not been a customer of ours. Both utilize ARRIS prototype FlexPath cable modems delivering 100 megabit service based on packet bonding.

We have made steady progress in our Keystone D5 digital multimedia termination system program. We recently realigned this program to more directly address the requirements of the emerging modular CMTS and DOCSIS 3.0 standards. The D5 is now capable of supporting both existing legacy digital video services as well as future DOCSIS 3.0 wideband data and IPTV services. We have shipped samples to key customers and for interoperability costs. We have completed several interoperability tests with major video on demand server system vendors. These tests have proceeded smoothly. We have verified the D5 offers the highest video stream count of any edge quan in the industry. Over 480 video streams of mixed standard definition and high definition content with all of the video on demand trick modes can be sourced from one D5 EMTS across 48 downstream RF channels. And we have defined a version of the product that can be applied to the downstream physical layer of the modular CMTS next-generation network architecture. The D5 DMTS together with our Evolution plan for the Cadant C4 CMTS positions ARRIS as an end to end provider of MCMTS compliant next generation network architecture solutions.

In summary, here are some key points. We have seen a good ramp on new EMTA orders in the last few weeks of 2005 and continuing to date in 2006. We have the needed capacity of our EMTA manufacturing lines to stay ahead of demand. Our CMTS business is robust as our customers continue to increase the bandwidth they provide to their subscribers. We are signing up new customers for the CMTS. Major new prospects are currently testing out CMTS in their labs. Our Cornerstone CBR business continues to generate good revenues and while we will not achieve the volumes of 2005, we expect continued viability throughout 2006 and our D5 digital multimedia termination system is shipping in sample volumes. It has completed several interoperability tests and is in several ongoing customer trials. As I conclude my prepared remarks, let me again emphasize that we continue to reduce product costs. We are very bullish about our markets, our products, and our ability to garner the additional share going forward. Now I will turn the proceedings over to Jim Bauer who will conduct our question and answer session.

JIM BAUER - ARRIS GROUP, INC. - IR

It's now time for the questions and answers, so, we will move into that phase of our conference call. Maybe you could come back on line and give the participants your instructions.

QUESTION AND ANSWER

OPERATOR

[OPERATOR INSTRUCTIONS] Your first question comes from Steve with CIBC world markets.

UNIDENTIFIED

Hi, guys, just a couple of questions on the House keeping front. MTA pricing, year-over-year change there?

UNIDENTIFIED

We've seen probably a -- a fairly gradual decline in price -- somewhere in the 6% range over the early 2005 pricing. We'd expect more price declines in 2006, as well. And, of course, that's why we're so focused on cost reduction.


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Feb. 09. 2006/8:30AM, ARRS - Q4 2005 ARRIS Group, Inc. Earnings Conference Call

UNIDENTIFIED

Okay. I was wondering about that going forward. And then also is -- if you could just -- to give a number of cable modems shipped, HDT units shipped and CDR ports.

UNIDENTIFIED

Yeah, okay. Let's see, cable modems. Roughly 85,000.

UNIDENTIFIED

Uh-huh.

UNIDENTIFIED

And what was the other one you wanted?

UNIDENTIFIED

HDT and CBR ports.

UNIDENTIFIED

HDT is 18 HDTs. CBR Voice Ports, 158,600.

UNIDENTIFIED

Okay. And then what was stock comp expense for R&D and SG&A for this quarter and last quarter, if you can break them out between the two categories?

UNIDENTIFIED

Sure, so $100,000, it goes upstairs into cost of goods. It's about $600,000 into R&D and the rest is in SG&A, which is like a million 8, a million 9, same numbers for both quarters.

UNIDENTIFIED

Yeah, if you could put that in the release going forward, that would be very helpful, but whatever. Another question just on housekeeping, any sales of the written-off inventory in the last quarter?

UNIDENTIFIED

We did have some, yes.

UNIDENTIFIED

Okay. And -- and is there any written off inventory left?

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Feb. 09. 2006/8:30AM, ARRS - Q4 2005 ARRIS Group, Inc. Earnings Conference Call

UNIDENTIFIED

Yes.

UNIDENTIFIED

Okay. Just checking in on that. And then, you know, I wanted to ask sort of on the D5, it sounds like that's moving forward and that did get some, you know, sort of good coverage at CT E. Wondering when you say you're adding legacy video onto it, if you could discuss more what that means from a technology perspective and where if repositions the box or what it means to a customer in terms of ability to use it?

UNIDENTIFIED

The -- the legacy part is basically the native mode impact 2 transport stream. Which is digitally packaged. It's not IP-based. It's multiplex. And it comes to the -- the box as a -- in a gigabit Ethernet format. It is switched on an individual program stream basis inside the box, repackaged into a multiplex and then modulated in a 64 qualm or 265 qualm format for transmission to the set-top box. It is compatible with the existing legacy set-top boxes in this mode. In the second mode, it's basically transmitting docksis-based traffic, similar to a CMTS and is compatible with current generation and future generation wide band cable modems and is also compatible with the newer generations of set-top boxes, which have docksis cable modems embedded in them. We will have the product on display at the NCTA show here in Atlanta.

UNIDENTIFIED

Okay, thanks very much. And last question, Comcast. Any sign that they've burned down inventories in the last quarter? I know they kind of cracked back pretty hard on spending? And/or rebuilding inventories this quarter?

UNIDENTIFIED

Well, we just signed a brand-new contract with them for 1.2 million units and they're taking a considerable number of them this quarter.

UNIDENTIFIED

Okay, thanks very much.

OPERATOR

Thank you. Your next question comes from Bill Choi with Kaufman brothers.

UNIDENTIFIED

Great, thank you. Wanted to look deeper into the CMTS strength here. Considering how cable operators in the past have had lumpy purchases of these major cost items, wondering if, you know, you anticipate this CMTS strength to continue on a sequential basis throughout '06? And if you could talk a little bit about the key drivers -- you've talked about the bandwidth growth, but when does the high reliability features on our CMTS, which differentiates your box, start to matter for gaining market share as VOIP continues? And maybe talk a limb bit about the CMTS -- what happens to that business with the upcoming Comcast Time Warner acquisition of Adelphia properties?

UNIDENTIFIED

Okay. I'm not sure I can answer all of your questions, obviously we give guidance for the coming quarter and we see the CMTS business continuing strong in that quarter. I -- in my prepared remarks, I think, you know, I talked about the fact that this bandwidth war is not ebaiting. It's basically accelerating so I personally feel that it's -- that we have a very good market to play into here. A very strong and growing market over the


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Feb. 09. 2006/8:30AM, ARRS - Q4 2005 ARRIS Group, Inc. Earnings Conference Call

next couple of years. On the other -- I can't comment on individual customers and what they might or might not do. So, I really can't comment on your question about Time Warner versus Comcast and the Adelphia acquisition. Particularly. But I think if you just think about what some of the market analysts -- the industry analysts are doing in terms of forecasting the -- where the CapEx is going to get spent in 2006, 2007, 2008, high-speed data, voice-over IP, are on the top of their list and certainly they've been raising their estimates as to market size over the last two or three quarters. On the desirability of our product versus our competitors, of course, we've always felt that the -- the keys to the kingdom here were not only the reliability of the product, but it's wire spread performance, it's density, it's ability to handle for subscribers per dollar of CapEx spent, were all things that would lead us to expanding our market share and that's going to be a big, big focus for us in 2006.

UNIDENTIFIED

When you look at your installed base of CMTS products, before 2004, they were predominantly won by eight cards. You started to get your double-density cards out. Where we are on the upgrade of that existing base just to double the densities?

UNIDENTIFIED

You know, I would have to go back and -- and look at the detail on that, but I -- my sense is that we've really just begun because we've shipped large numbers of chassis that were fully filled with 1 by 8s. So, I'd have to look at that. I don't have the information at hand.

UNIDENTIFIED

All right. Looking at your backlog, can you talk about -- can you characterize it, you know, what percentage might be broadband or CMTS-related versus the other division?

UNIDENTIFIED

Again, I think our guidance is going to have to stand as it is.

UNIDENTIFIED

Okay. All right, thanks.

OPERATOR

Thank you. Your next question is coming from Brian Coyne with Friedman Billings Ramsey.

UNIDENTIFIED

Good morning. Thanks for taking my call. First, congrats on the -- on the solid quarter and it sounds like improving outlook. Just a few questions, I wondered if you could start off talking a little bit more color on the Comcast EMTA deal. You mentioned 1.2 million as a minimum unit number. Any other details you can provide, particularly if there's any kind of pricing guarantees or floors or anything like that set? Or perhaps, you know, if there's something in the deals that contemplate, you know, ASP declines that are kind of, you know, within the range of what you're looking for during 2006? Is it a little bit more, a little bit less? Anything else on that front?

UNIDENTIFIED

Really can't comment anymore at this point. We will probably have a press release that's been approved by Comcast at some point in the next couple of weeks.

UNIDENTIFIED


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Feb. 09. 2006/8:30AM, ARRS - Q4 2005 ARRIS Group, Inc. Earnings Conference Call

Great, okay. Any -- is that replacing anything that you had in agreement previously?

UNIDENTIFIED

No.

UNIDENTIFIED

Okay, so brand new.

UNIDENTIFIED

Yes.

UNIDENTIFIED

Okay, great. Second question, really, on the Time Warner spreading freeze over the past few months, would you say that -- again, I know you can't talk with too much specificity about customers, but it sounded like that was probably a bigger impact to you than, you know, than -- than any kind of, you know, potential Comcast slowdown on that front. Is that a fair characterization? And how is that changing as we get going here into 2006?

UNIDENTIFIED

I wouldn't single out any specific customer. I think it was across the board pretty much, industry had -- had built up quite a bit of inventory and just -- at least our customer base had. And they took them a quarter to bleed it off. But it's done, it's over.

UNIDENTIFIED

When I think in Bob's script he mentioned a little bit about how the looking ahead into the March quarter, that the number could be, you know, back in the range of what the September quarter, you know, the huge 863 number ended up being. Is that -- you know, could you say if that's kind of driven by, you know, any one -- obviously without customer names, you know, any kind of one or two customers in particularly? Or again, are you seeing a nice general uptrend across the board?

UNIDENTIFIED

It's very broad. It's very broadly based. We're seeing a return to historic levels, if I can use the term, we're one quarter away. And across the board with all of our customers. And, of course, we're adding new customers, as well.

UNIDENTIFIED

Uh-huh. And then touching back on the EMTA deal with Comcast, are you getting -- you're going to see some that of start to kick in in this quarter. Is that deal kind of kick off now? Or is it next quarter? I mean is the -- you know, beyond the kind of two-year commitment, any other details on time period?

UNIDENTIFIED

Can't give you much in the way of details until we have approval from Comcast, but yes, it kicks in in the first quarter.

Feb. 09. 2006/8:30AM, ARRS - Q4 2005 ARRIS Group, Inc. Earnings Conference Call

UNIDENTIFIED

Great, okay. One other quick one and I might chime in a little later. Back on the voice modem, you know, micro chin talked about a 30% drop in its ASPs coming up as they ship into you. I wondered if you could talk about how that impacts your gross margins? Only it sounds like for the better, but given the fact of the mix of everything else going on with the product line, do you see that, you know, materially improving year -- your blended gross margins on those? Or is that weighted toward perhaps one of the newer products?

UNIDENTIFIED

I -- I really can't get into the details of our products. But across the board, we continue to be very aggressive at cost reduction.

UNIDENTIFIED

All right, great, I will jump back to the end of the queue if there's time. Thanks.

OPERATOR

That thank you, your next question is coming from Jason Ader with Thomas Weisel.

UNIDENTIFIED

Good morning, everyone. Thanks for taking the call. I just wanted to, you know, get into the gross margin issue just so I understand it. So, you guided to 27 to 29% in Q1. You did close to 32% in Q4. That's a pretty steep drop. I'm assuming some of it is product mix and some is the specific customer issue you talked about I think where you said the -- they want the 500 model with the 400 battery. Is that right?

UNIDENTIFIED

Indeed, it's product mix and as we said, we do anticipate that we will have some price reductions going forward.

UNIDENTIFIED

Okay. But, you know, I talked to JimLakin about your new product and, you know, I think, Jim, you've talked about it having a much lower cost structure -- cost of goods. So, why would you -- is the new model coming in at a gross margin that's below what you've done historically?

UNIDENTIFIED

It's -- it's basically the fact that you don't cut in a new model on every customer simultaneously. So, it's -- what we'll see is we will see the product cut in over the course of the first and second quarter and in the case of the one customer, in the third quarter. So, we'll still have some shipments of 400 series product.

UNIDENTIFIED

So, what would be the expectation as we go through the year for the EMTA margins?

UNIDENTIFIED

We don't go past one quarter of guidance, so, we will see as we go. We will obviously have cost-reduction programs that we will continue down the path with and we will go from there.

Feb. 09. 2006/8:30AM, ARRS - Q4 2005 ARRIS Group, Inc. Earnings Conference Call

UNIDENTIFIED

Jason, this is Bob. Our track record on cost reduction I think speaks for itself. We've done a great job in improving margins much throughout this introductory line of EMTAs. I commented on every call that the things go up and down. When we talk about average price concessions year-over-year, we're talking about averages, but they don't happen, you know, a little bit each week, they happen in -- in chunks. And then they stay stable for a while. So, you will see some noise in the gross margins within that category for that reason and none other. On top of that, Jim mentioned that we have to put the 400 series battery in the 500 series electronics. That -- there's an introduction cost associated with that, which we'll incur in the first quarter. But I think, you know, I stand on our record of improving margins as we introduce products and as the volumes go up. Both on the supplies and CPE side as well as on the CMTS side. And then there will be a fairly significant shift in mix from Q4 to Q1 because of this resurgence in demand for MTAs to begin with.

UNIDENTIFIED

I'm not trying to -- I'm certainly not trying to criticize your track record there.

UNIDENTIFIED

I -- I just wanted to remind you and try to explain why it doesn't go up or down. It will bounce a little bit.

UNIDENTIFIED

So, -- all right so -- just thinking about this, I know, Dave, you don't want to give guidance past the first quarter, but thinking about this logically, assuming you turn over to the 400 more so in Q2 than you do in Q1 -- I'm talking about the 500, then you, you know, kind of fix this specific customer issue and have it done by Q3, then kind of all else being equal, you would think the EMTA margins should improve as we go through the year. Is that fair to say?

UNIDENTIFIED

That's fair to say.

UNIDENTIFIED

Okay. And then just on the CBR business, you haven't given any specific granularity on that, but could you at least comment on when the it was up sequentially or year-over-year or, you know, kind of how -- how it trended sequentially in year-over-year?

UNIDENTIFIED

Yeah, it -- it was up -- let me look and see exactly where it was.

UNIDENTIFIED

Voice Ports were up and HDTs were down and what we expect this year, correct me, Jim, if I'm wrong, is that the -- that it will be down and it will be declining as the year goes on. We still think we're going to be selling this product in 2007. But certainly not at the levels of 2004 and 5.

UNIDENTIFIED

Right. And 2004 and 2005 -- 2004 we shipped 554,000 Voice Ports and 2005, we shipped 565,000.

UNIDENTIFIED

Feb. 09. 2006/8:30AM, ARRS - Q4 2005 ARRIS Group, Inc. Earnings Conference Call

And what about HDTs?

UNIDENTIFIED

194 in 2004 and 23 in 2005. That basically is a precursor to the decline of the product line.

UNIDENTIFIED

Okay, so in 2006, we should be at -- we should expect a -- a steeper year-over-year decline for the overall CVR business, is that right --

UNIDENTIFIED

You should expect a decline in year-over-year CBR revenues from 2005 to 2006.

UNIDENTIFIED

Would it be bigger than 2004 to 2005?

UNIDENTIFIED

Well, it wasn't -- it wasn't --

UNIDENTIFIED

Probably --

UNIDENTIFIED

It wasn't much of a decline.

UNIDENTIFIED

We've been surprised by this before --

UNIDENTIFIED

You guys talked about a lower price per port in 2005 --

UNIDENTIFIED

You're talking about on a revenue base. You're right.

UNIDENTIFIED

All right. All right. And then just one quick last question. You know, optically, you had your back -- your bookings -- your book-to-bill, I'm sorry, was below 1 and yet your guidance was up. Somebody asked me a question a few minutes ago about that. You know, how do you guys

Feb. 09. 2006/8:30AM, ARRS - Q4 2005 ARRIS Group, Inc. Earnings Conference Call

explain that? I guess the bookings are for more than one quarter. But, you know, how would you explain that to somebody, why your book-to-bill would be below 1, yet your guidance --

UNIDENTIFIED

I'd call it a timing thing more than anything. We're pretty bullish, obviously, about the first quarter and one of the reasons is the orders we've received in the first month of -- of the quarter.

UNIDENTIFIED

Perfect. Okay, thanks, guys.

OPERATOR

Thank you. Your next question is coming from Todd Kaufman with Raymond James.

UNIDENTIFIED

Thank you, if you I could follow up your average selling price of customer based equipment, it sounded like you signaled that from early '05 to late '05, you only saw a 6% decline in average selling prices, which sounds very tame and yet we've seen a pretty sharp decline in your customer premise-based margins and as you signaled, you're guiding your gross margins overall down again in the March quarter. My question is has there been a sharper decline in average selling prices in the current quarter that you haven't yet shared with us?

UNIDENTIFIED

Not sure. What -- how to answer that question. We don't usually comment on margins by product.

UNIDENTIFIED

It would seem your pricing has been very tame just in general on the customer premise based side.

UNIDENTIFIED

It has been.

UNIDENTIFIED

But your margins have come down --

UNIDENTIFIED

Recall that throughout 2005, up until October or so, there's a shortage of these items and that -- that in and of itself helped stablize prices that actually below the amount of price reduction that we expected to experience in 2005. I think it's fair to say that we expect more price concessions in 2006 as we saw in 2005 as the supply has caught up with the demand. Nevertheless, we believe we can overall, during the year, maintain the margins as we kick in the cost reductions.

UNIDENTIFIED

Okay. Just a follow-up question, you cited early on in your prepared remarks that you thought this inventory issue, you said it's over.

Feb. 09. 2006/8:30AM, ARRS - Q4 2005 ARRIS Group, Inc. Earnings Conference Call

UNIDENTIFIED

Right.

UNIDENTIFIED

And it sounded like your reasoning behind that was that you currently are seeing a snap back in demand, in just very, very near-term trends. Is there any other supporting material that you've seen as it relates to the large volume of units that have been shipped by yourselves and others over the last thee or four quarters compared to the relatively small number of subscribers that signed on over the last three or four quarters that you can cite to give you comfort that this issue is truly behind you?

UNIDENTIFIED

Well, when you have customers calling in December and January asking you to ship as fast as you can, you get a sense that they don't have inventory.

UNIDENTIFIED

We also try hard to look on an almost city by city basis as to what our customers are doing. But, of course, we're not privy to exactly what they're buying from other vendors. So, it's a little tougher to do that but we do attempt to do that and those analysises that we have indicate that there's certainly a pipeline. There's a -- there's a month or two of inventory that the customers like to keep on -- on hand. And their product ramp expectations for the year are fairly aggressive. And factoring owl of that together, we think that -- that we're going to see demand snap back in the first quarter. And that's what our guidance is based on. and Jim's comments, that he thinks we will be back at the level of units that we shipped in the third quarter and perhaps exceed it.

UNIDENTIFIED

Just one last follow-on on that, when you talk to your customers about this issue and you look back say two or three quarters, when you and the industry was significantly outshipping, where do they say those units went? Were they just tossed in the garbage as somewhat obsolete? Or what happened to all of those units?

UNIDENTIFIED

There are new communities being launched every day. The largest cable operator in the country, Comcast, is just getting under way and is stocking up for a big rollout this year. There are a multitude of international customers. So, no they're not throwing them away. There is some churn and there is some shrinkage along the way. So, you know, again, every indication we have -- and the strongest indication you can get, is an order from a customer and our order of velocity and our shipment velocity, in fact, in the month of January, has -- has been encouraging. And leads us to the guidance that we just issued.

UNIDENTIFIED

Thank you very much. Good luck.

UNIDENTIFIED

I hope that helps. Again, it's -- it's not really perfectly clear. The lineup of units with the announced deployment rates of some of the customers, but we don't have the international story and what, Jim, 35, 40% of our units go out of this country.

Feb. 09. 2006/8:30AM, ARRS - Q4 2005 ARRIS Group, Inc. Earnings Conference Call

UNIDENTIFIED

Well over 30%.

UNIDENTIFIED

To customers outside the U.S. And I think that's been underestimated, perhaps.

UNIDENTIFIED

Thank you. That's very helpful.

UNIDENTIFIED

Good.

OPERATOR

Thank you. Your next question is coming from Simon with Morgan Keegan.

UNIDENTIFIED

Hi, guys. Thanks a lot. A couple of quick questions. Let's start with a clarification. You ran through your customer mix during the prepared remarks. And did some comparisons, Q4 to Q3. And looking back at the previous quarter's transcript, some of the numbers, for example, Comcast for Q3, seem to have changed. Just wondering if I missed something and maybe some restatements or whether there were changes for how it was presented on the last call?

UNIDENTIFIED

Yes, yes, that's exactly right. We actually included the affiliates of both Comcast, which would include Susquehanna, U.S. cable and Mid-Continent. We will make it comparable as our 10K and 10Q filing for you. When will you have your Qs and Ks out?

UNIDENTIFIED

On the filing dates, I would think March 15.

UNIDENTIFIED

Yeah.

UNIDENTIFIED

Okay. Next question, then, and I suspect it was something like that, but wasn't quite sure. The next question is you -- you talked about the gross margin for the broadband division. The 43% nice improvement. And you gave us a rundown of the three factors that led to that improvement. If you could give us a little bit more insight into the contributions of each of those, how many points of the improvement came from the cost reduction, the inventory reserve and the mix change and some sense of how -- how to think about that group of products in the first quarter where you've guided already?

Feb. 09. 2006/8:30AM, ARRS - Q4 2005 ARRIS Group, Inc. Earnings Conference Call

UNIDENTIFIED

We don't get into the specific granularity, obviously, but on the inventory reserve side we said it was over $2 million. That piece you can get. The product cost reductions, again, competitively, we would not want to get into that and the rest of it becomes product mix.

UNIDENTIFIED

So, is it your sense that this group should provide a similar gross margin in the -- in the first quarter?

UNIDENTIFIED

Well, it -- it can -- within the product, it depends upon the mix of customers and the products within -- of course, the bit rate product is in there, as is the CMTS and, you know, there are different prices for different customers.

UNIDENTIFIED

Right, I guess what I'm really struggling with and what I imagine several of us are thinking is the guidance for the overall gross margin being down a little with this group presenting the upside to the gross margin. Just trying to figure out where the lower gross margin comes from in the first calendar quarter.

UNIDENTIFIED

Again, mix is probably the biggest thing because we will have many more EMTAs which have lower margin. Again, we said we anticipate some reduction in pricing. So, those are the two big pieces.

UNIDENTIFIED

Great. Thank you very much.

UNIDENTIFIED

Okay.

OPERATOR

Thank you. Your next question is coming from Ehud Gelblum with JPMorgan.

UNIDENTIFIED

Hey, thank you very much. A couple of questions to add on. First of all, following along with the topic that came up earlier, I remember when scientific Atlantic and Motorola were shipping a lot of digital set-top boxes, a lot of comparisons were made in the early 2000s, from the number of digital subscribers that the U.S. was signing up to the number of digital set-tops that -- that the vendors were producing. And the ratio ended up being something close to 2:1, I think it was about 1.8:1 in terms of the number of set-tops that went out versus the number of subscribers. I think it was always a mystery -- but it seemed that that was the rough ratio of actual boxes to actual subscribers. That's kind of part of the business. Do you have a sense as to, in the EMTA basis, is there a similar ratio on the number of EMTAs that you and your competitors would ship to the actual number of subscribers that we can see? So, in my mind, I think it should not be 1:1, there is excess for a number of reasons. Do you have a sense as to what that should be? Will it be similar to digital set-tops?

UNIDENTIFIED

Feb. 09. 2006/8:30AM, ARRS - Q4 2005 ARRIS Group, Inc. Earnings Conference Call

I think it's too early to tell. It probably will at some point reach a steady state. Of course, it's going to be more than 1:1 because you do have some shrink. You do have some churn where they don't recover the CPE gear and then you also have acceleration at this point. We have many more, as Bob mentioned, many more sites are getting ready and turning up and what have you. So, you tend to see the -- you tend to see that kind of uptick -- but I, you know, I couldn't give you a ratio at this point. Perhaps in a couple of quarters when we see most of the sites are up and operating and getting more to a steady state install rate, we might have a sense of that. I think it would be less than 2:1.

UNIDENTIFIED

If we can turn, I guess, to the gross margins, not to beat a dead horse, but I want to try to attack it from a separate direction. Let's disect that into the pieces and look just say at the CMTS gross margins, I assume they were up, as well. Putting mix aside, just looking at the CMTS gross margins, do you think they're sustainable at this level, whatever that happened to be going forward? I don't mean next quarter, I mean over the next year. Or do you think they go up from here?

UNIDENTIFIED

I think they stay -- they're stable. I think what happens is we will probably see some competition. We obviously have competition, the CMTS space, but we continue to be pretty bullish about our prospects for cost reduction across the career year. And as we bring out new models of the product, we focus on cost as well as features.

UNIDENTIFIED

So, CMTS margins should only go up from here, just slightly.

UNIDENTIFIED

I would think they're going to stay stable. We have competition, we have two very powerful competitors.

UNIDENTIFIED

Is it right to assume that the Cornerstone and margins higher than the CMTS margins?

UNIDENTIFIED

I can't comment on individual margins that way.

UNIDENTIFIED

Okay. I guess as we go through the next year or two, and -- or next three years, with a larger percent of it. Do you have a sense as to where long-term -- where should gross margins be in the EMTA, just a long-term model to keep in our head?

UNIDENTIFIED

This would be obviously very ballparkish. Probably 40 -- 40ish on broadband and 20ish on the other stuff. I mean projecting out that far, so, so difficult. We probably won't even be making EMTAs five years from now, there will be a new product that replaces it. But 40ish, 20ish.

UNIDENTIFIED

Feb. 09. 2006/8:30AM, ARRS - Q4 2005 ARRIS Group, Inc. Earnings Conference Call

That gives us a good sense as to how that works. I appreciate that. Last thing, speaking of competitors. We don't know the revenue, but the Dorp streams, they were up 40%. Do you think you're gaining share at places like Comcast and taking away from competitors like Cisco or think Comcast and others are just buying a lot and all of your boats are being floated.

UNIDENTIFIED

I think both. I think they're buying a lot and I think -- it feels to us like we're gaining share. We're not positive of that, but when we factor in the competitive goods, it feels good. I probably have the most optimistic viewpoint of the CMTS of anyone around the table here. I watch people download shows on to their video iPods and all the next things that are just exploding right now. That all are going to add traffic and are going to cause customers to demand higher speeds. And what Jim's folks are doing in the Far East and Japan and Korea and in Europe now, I think is a very exciting prospect. And flex path can be done with a software upgrade. So, you know, I'm just really excited about what might occur with the business even over the next 12 months. The other part of it is the competition from the -- especially from Verizon with bios, offering very, very high download speeds. If you think about people downloading movies where they have to wait a half hour to download it as compared to downloading it in a couple of minutes with flex path or bios, I think the operators are going to grab the product as soon as we get it out there.

UNIDENTIFIED

Great, one last thing, Time Warner seemed to be down a lot this quarter. Did they seem to have an inventory issue? What happened to Time Warner --

UNIDENTIFIED

Yes, yes, I think so. Again, I -- I commented last quarter that I thought this thing was a little overblown and if you kind of looked at what we've shipped at the -- if you could see what we shipped by week over, you know, the September/October point -- period, we shipped a lot at the end of September. If some of that had spilled over into October, we probably wouldn't have even had all of this conversation, but the operators also seasonally cut back in the fourth quarter. So, you know, I guess we weren't quite as alarmed as -- as some were.

UNIDENTIFIED

So, you don't think you lost share there?

UNIDENTIFIED

No, no, not at all.

UNIDENTIFIED

Okay, thank you so much.

OPERATOR

Thank you. Your next question is coming from John Anthony with SG Cowen.

UNIDENTIFIED

Good morning, guys. A few questions, I apologize if you hit any of these topics already. First, uses of cash?

UNIDENTIFIED

Feb. 09. 2006/8:30AM, ARRS - Q4 2005 ARRIS Group, Inc. Earnings Conference Call

FCOs.

UNIDENTIFIED

Okay --

UNIDENTIFIED

You mean in the quarter?

UNIDENTIFIED

No, no, no -- I mean what would you use your cash for since... [ laughter ]

UNIDENTIFIED

We were down the different path!

UNIDENTIFIED

Okay. This year, for example, for the first three quarters, we used it to fund working capital in the business. We were growing quite rapidly and we drew on our cash reserves. We cashed in on a lot of that in the fourth quarter. We might use it for acquisitions in the future. We certainly want to have a war chest. Our memory is -- of the 2001/2002 period of time, is still vivid in our minds. So, we believe that it's important for a company of our type to have a war chest if you will and a cushion. And for -- well, those are some ideas.

UNIDENTIFIED

And CapEx is probably 10 to 12 again, something like that.

UNIDENTIFIED

Okay. And with respect to some of the answers you just gave, how should we look at your working capital needs for this year, you know, obviously if all goes well, the EMTAs are going to continue to grow and your business is going to continue to grow. So, from a working capital standpoint, you know, what should our expectations be?

UNIDENTIFIED

I would guess that inventory probably modulates down just a touch because we did end the year with some EMTAs in inventory, which I think we could pull down. Receivables, it's spikiness of quarters and how it goes. I don't think there's a significant increase in working capital from accounts receivable. So, you know, I really don't see any marked change. I think if anything, we go down a little bit.

UNIDENTIFIED

Okay, it's safe to say this year will be largely governed by net income and the usual forces outside of working capital.

UNIDENTIFIED

That's correct.

Feb. 09. 2006/8:30AM, ARRS - Q4 2005 ARRIS Group, Inc. Earnings Conference Call

UNIDENTIFIED

Okay. And since I heard the word acquisitions, I -- I can't help but ask this question, given that you guys are pretty much the last man standing as a stand-alone cable infrastructure company. What does the -- I guess what is the -- the standard answer? And how do you feel about your independence at this point, given that everyone seems to be getting gobbled up?

UNIDENTIFIED

Well, you know, you couldn't help asking and I have to give you the standard answer, I guess. We feel like we're in a great position right now. Motorola and Cisco, they're our two key competitors right now. Now that scientific Atlanta is part of Cisco. I think we can do just fine. First of all, we have done just fine with those competitors in the marketplace for the past several years. And I think that we have the ability to move quicker. Our solutions are closer to the center of the bullseye because we are more focused on the needs of those customers. So, I think we can do just fine.

UNIDENTIFIED

Well, let me rephrase the question and ask you another quick question, as well. I guess -- are you -- are you bent on being an independent company? Is another way to ask the question? And then secondly, given the revenue per employee, how much further can you guys scale up before you need to add head count?

UNIDENTIFIED

Okay. Bent on being independent, you know, I would say, you know, make an offer -- I mean it's -- what can I say? As a CEO of a company, if someone comes in with an offer that is attractive to our shareholders, we have no choice but to give it very serious consideration. What was the second part of the question?

UNIDENTIFIED

The second question is -- I mean your revenue per employee is very high, you could kind of give us a sense for where -- I mean it seems -- all of these questions point to the in fact you're at an interesting junction point. It seems if you want on get a lot bigger, you're going to have to acquire and bring on heads. That's what I'm trying to figure out.

UNIDENTIFIED

Okay. Well, we believe that we can grow our top line faster than we grow our expenses. So, you know, that's our goal, as I talked about 2006 goals, I talked about growing top line faster than the market's growing. We think the market is growing 6 to 8% this year in terms of CapEx, I think we can do better than that. We talked about operational exellence and I talked about productivity and, therefore, it's our goal to continue to improve productivity and have even more revenue per employee. Now, you know, that will -- we'll see how it plays out. I think we can do that this year.

UNIDENTIFIED

Perfect. Thanks, guys, congratulations.

UNIDENTIFIED

Thank you.

OPERATOR

Feb. 09. 2006/8:30AM, ARRS - Q4 2005 ARRIS Group, Inc. Earnings Conference Call

Thank you. Your next question is coming from Larry Harris with Oppenheimer.

UNIDENTIFIED

Yes. Thank you. And congratulations on the income and the cash flow performance for the quarter. I have a question relative to income taxes. I'm assuming that given the guidance, you don't expect a significant level of income tax payments in 2006. Where do we stand with respect to the income tax carry-forwards and could you be a taxpayer in 2007 or 2008?

UNIDENTIFIED

We entered the year with about $150 million of -- of U.S. NOLs. If you just take our net income, we will say 50 came off, which leaves us 100 for -- for the go-forward. So, I would think that if -- if trends continue, it's possible that in 2007 we could become a taxpayer at some point.

UNIDENTIFIED

And what sort of rate, you know, would be applicable at some point in 2007?

UNIDENTIFIED

So, our rate is about 38.5%.

UNIDENTIFIED

Understood. Okay. That's great. And I just, you know, just briefly in terms of the EMTA marketplace, Terayon said they're weighing strategic options.
Have they been today a major competitor? Have you seen new entrance into the EMTA market?

UNIDENTIFIED

Terayon hasn't been a major competitor. They have fairly minor market share and that probably is contributing to their decision to re-evaluate being in the business. New entrance, no, not seeing new entrance at this point.

UNIDENTIFIED

Good. Okay. Thank you.

OPERATOR

Thank you. Your next question is coming from Anton Wahlman with Needham.

UNIDENTIFIED

Hey. Can you hear me?

UNIDENTIFIED

Yes.

Feb. 09. 2006/8:30AM, ARRS - Q4 2005 ARRIS Group, Inc. Earnings Conference Call

UNIDENTIFIED

Two quick ones on the modems. First of all, this deal you signed with Comcast, I found out it was 1.2 million units over two years. It sounds to me that if you sort of do the math on that, that boils down to sort of straight line it for the sake of argument to 150,000 units a quarter, that that seems to me to be, you know, what they ought to have been buying sort of anyway, in general, if you had just stayed in there and had a decent market share. I mean is -- it seems to me this sort of co-defies the general court of business or some part of the general course of business. Is that fair observation? Or --

UNIDENTIFIED

I think it's a fair observation.

UNIDENTIFIED

Okay.

UNIDENTIFIED

It kind of locks in -- it kind of locks in and assures our major share of their business over the next two years.

UNIDENTIFIED

Yeah, you should emphasize that it's a minimum of 1.2 million.

UNIDENTIFIED

I know, clearly, they probably wouldn't, you know, lock themselves up for what, you know, their best case scenario, but rather something like that, but I mean -- I don't -- I don't interpret this based upon what you said being an increase in market share in the account, but rather co-defying some percentage of what you ought to have been doing with them if you just stayed in the game and not tripped it up somewhere.

UNIDENTIFIED

That's right. And they have a policy of multivendor.

UNIDENTIFIED

Clearly. And the other question I have is -- I mean I advanced the theory several months ago on where the subject of all of these cable modems go and was wondering if you could comment on the notion of -- I mean some -- some of the people that get a cable modem that has a phone Jack might be customers that aren't utilizing the phone Jack. Quantitatively and antidotally, would you suggest that that's a meaningful practice out there? Or just kind of in the noise?

UNIDENTIFIED

I don't think it's meaningful as yet, Anton, but I agree with you at some point it will be meaningful.

UNIDENTIFIED

Okay. That's all I had. Thank you.

Feb. 09. 2006/8:30AM, ARRS - Q4 2005 ARRIS Group, Inc. Earnings Conference Call

UNIDENTIFIED

We're at the point where we're quite a bit over our scheduled time. So, why don't we take one more question and then we will wrap up the conference call.

OPERATOR

Thank you. Your last question is coming from Michael Perica with Breen Murray.

UNIDENTIFIED

Thank you, gentlemen for taking my question. Just a follow on Anton's question. I'm not asking for a specific number, but do you have a stated minimum market share written in the Comcast agreement? Even I think you folks are going to ship a message of a lot more than 1.2 million -- I'm not asking for the number, but is there language like that in the contract?

UNIDENTIFIED

I really -- I'm really prohibited from giving you any more information than I gave you in my prepared comments. I'm really sorry I can't answer that.

UNIDENTIFIED

Fair enough. Moving on to the book-to-bill, since this is probably one of the only formats to talk about the March quarter guidance, do you expect the book-to-bill ratio in the March quarter to be above 1?

UNIDENTIFIED

No. I can't answer that, either. Because I don't know. The things that we've said in the past is really don't get too, too focused on book-to-bill in it a three-month period. Remember, we had some -- we've had negative -- I mean below one book-to-bills and had blow-out quarters following them because, you know, a little bit of order is coming in in the beginning of the quarter, you know, just kind of swamping. So --

UNIDENTIFIED

I think you need to remember that -- that our lead times for deliveries have shortened dramatically. And we've -- we've worked with our suppliers, particularly in the -- in the CPE business part of the business, to get to a very, very short lead time and that basically means that our customers are very comfortable in -- in giving us orders with short lead times themselves.

UNIDENTIFIED

I see. How about we're halfway through the quarter, how has the book-to-bill been?

UNIDENTIFIED

As I said earlier, January has been good. And very encouraging. I can only answer that qualitatively.

UNIDENTIFIED

Fair enough. Thank you, gentlemen.

Feb. 09. 2006/8:30AM, ARRS - Q4 2005 ARRIS Group, Inc. Earnings Conference Call

UNIDENTIFIED

Thank you.

UNIDENTIFIED

Thank you.

UNIDENTIFIED

Just in closing here, just want to emphasize what I just said. That we're starting the year off very well and we didn't talk much on the call about the new products that we're -- we're deploying this year in the CPE area. That will be a highlight, I think, of the second half of this year. So, I'm looking forward to our next call and thank you for being on this morning. With that, we'll -- we'll sign off. Thank you.

UNIDENTIFIED

Thank you much.

UNIDENTIFIED

This concludes the call.

OPERATOR

This concludes today's conference call. You may now disconnect.

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